Exhibit 21.1

LIST OF SUBSIDIARIES OF

TTM TECHNOLOGIES, INC.

Name of Subsidiary	State/County of Incorporation	Parent
Power Circuits, Inc.	California	TTM Technologies, Inc.
TTM Advanced Circuits, Inc.	Minnesota	TTM Technologies, Inc.
TTM Printed Circuit Group, Inc.	Delaware	TTM Technologies, Inc.
TTM Technologies International, Inc.	Delaware	TTM Technologies, Inc.
TTM Technologies International (Switzerland) GmbH	Switzerland	TTM Technologies International, Inc.
TTM Technologies (Ireland) Limited	Ireland	TTM Technologies International (Switzerland) GmbH
TTM Technologies (Ireland) EU Limited	Ireland	TTM Technologies (Ireland) Limited
TTM Iota Limited	Bermuda	TTM Technologies International (Switzerland) GmbH
TTM Technologies (Shanghai) Co. Ltd.	China	TTM Iota Limited
TTM Technologies (Asia Pacific) Limited	Hong Kong	TTM Technologies International, Inc.
MTG Flex (BVI) Limited	British Virgin Islands	TTM Technologies (Asia Pacific) Limited
OPC Flex Limited	Hong Kong	MTG Flex (BVI) Limited
OPC Flex (HK) Limited	Hong Kong	MTG Flex (BVI) Limited
MTG (PCB) No. 2 (BVI) Limited	British Virgin Islands	TTM Technologies (Asia Pacific) Limited
Meadville Aspocomp (BVI) Holdings Limited	British Virgin Islands	MTG (PCB) No. 2 (BVI) Limited
Meadville Aspocomp Limited	Hong Kong	Meadville Aspocomp (BVI) Holdings Limited
Meadville Aspocomp International Limited	Hong Kong	Meadville Aspocomp (BVI) Holdings Limited
Asia Rich Enterprises Limited	British Virgin Islands	Meadville Aspocomp (BVI) Holdings Limited
Aspocomp Electronics India Private Limited	India	Meadville Aspocomp (BVI) Holdings Limited
MA Investment Holding Limited	Hong Kong	Meadville Aspocomp (BVI) Holdings Limited
Aspocomp Chin-Poon Holdings Limited	British Virgin Islands	MA Investment Holding Limited
Meadville Aspocomp (Suzhou) Electronics Co., Ltd.	China	Aspocomp Chin-Poon Holdings Limited
MTG Management (BVI) Limited	British Virgin Islands	TTM Technologies (Asia Pacific) Limited
Oriental Printed Circuits (USA), Inc.	Delaware	MTG Management (BVI) Limited
Oriental Printed Circuits Limited	Hong Kong	MTG Management (BVI) Limited
Oriental Printed Circuits, Inc.	California	Oriental Printed Circuits Limited
Meadville International Trading (Shanghai) Co., Ltd.	China	Oriental Printed Circuits Limited
TTM Technologies Enterprises (HK) Limited	Hong Kong	MTG Management (BVI) Limited
State Link Trading Limited	British Virgin Islands	MTG Management (BVI) Limited
MTG PCB (BVI) Limited	British Virgin Islands	TTM Technologies (Asia Pacific) Limited
TTM Technologies China Limited	Hong Kong	MTG PCB (BVI) Limited
OPC Manufacturing Limited	Hong Kong	TTM Technologies China Limited
Circuit Net Technology Limited	British Virgin Islands	TTM Technologies China Limited
Guangzhou Meadville Electronics Co., Ltd.	China	TTM Technologies China Limited
Shanghai Meadville Science & Technology Co., Ltd.	China	TTM Technologies China Limited
Shanghai Meadville Electronics Co., Ltd.	China	TTM Technologies China Limited
Shanghai Kaiser Electronics Co., Ltd.	China	TTM Technologies China Limited
Meadville Innovations (Shanghai) Co., Ltd.	China	TTM Technologies China Limited
Dongguan Meadville Circuits Limited	China	TTM Technologies China Limited
TTM Technologies Trading (Guangzhou) Co., Ltd.	China	TTM Technologies China Limited
Oriental Printed Circuits Singapore Pte. Limited	Singapore	MTG Management (BVI) Limited